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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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/ /	Soliciting Material Pursuant to §240.14a-12
Pacific Century Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your VOTE is important!

Notice of 2002
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 26, 2002

Pacific Century Financial Corporation

130 Merchant Street
Honolulu, Hawaii 96813

PACIFIC CENTURY FINANCIAL CORPORATION
130 Merchant Street
Honolulu, Hawaii 96813

         March 8, 2002

Dear Shareholder:

        The 2002 Annual Meeting of shareholders of Pacific Century Financial Corporation ("Pacific Century" or the "Company") will be held on Friday, April 26, 2002 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Pacific Century also will be given, and shareholders will have the opportunity to discuss matters of interest concerning the Company.

        For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR all proposals.

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before its use.

        On behalf of the Board of Directors, thank you for your cooperation and support.

                      Sincerely,

                      MICHAEL E. O'NEILL
                       Chairman of the Board and
                      Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 26, 2002

To Our Shareholders:

        The Annual Meeting of shareholders of Pacific Century Financial Corporation ("Pacific Century" or the "Company") will be held on Friday, April 26, 2002, at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

  1.
  To elect three Class I Directors for terms expiring in 2005 and to elect one Class III Director for a term expiring in 2004.

  2.
  To approve an amendment to Article I of the Company's Certificate of Incorporation to change the name of the Company to Bank of Hawaii Corporation.

  3.
  To elect an Independent Auditor.

  4.
  To transact any other business that may be properly brought before the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record of Pacific Century common stock (NYSE: BOH) at the close of business on February 26, 2002 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

                      By Order of the Board of Directors

                      CORI C. WESTON
                       Senior Vice President and Secretary
                      Pacific Century Financial Corporation

Honolulu, Hawaii
Dated: March 8, 2002

IMPORTANT

  Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save your Company the expense of a supplementary solicitation.

  Thank you for acting promptly.

PROXY STATEMENT

        The Board of Directors of Pacific Century Financial Corporation (the "Company" or "Pacific Century") is soliciting the enclosed proxy for the Company's 2002 annual meeting. The proxy statement, proxy card, and the Company's 2001 Summary Annual Report to Shareholders and Annual Report on Form 10-K are first being distributed to the Company's shareholders on or about March 8, 2002.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
What am I voting on?

A:
The election of directors, one amendment to the Company's Certificate of Incorporation, and the election of an independent auditor.

Q:
Who can vote at the annual meeting?

A:
Holders of Pacific Century's common stock, par value $0.01 per share, as of the close of business on February 26, 2002 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 73,241,107 shares of common stock issued and outstanding.

Q:
How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting, if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or over the Internet. We also count abstentions and broker non-votes for a quorum.

Q:
What shares can I vote?

A:
You may votes all shares you own on the Record Date. The enclosed proxy card shows the number of shares you may vote.

Q:
How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

  Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
You may direct your vote without attending the annual meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your broker or other nominee. You can do that over the Internet, by telephone, or by mail. If your shares are held by a broker or other nominee, then you will receive instructions from it, that you must follow to have your shares voted. If you hold your shares as the shareholder of record, then you may instruct the proxies how to vote your shares, using the toll free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the postage paid envelope we have provided you. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

  Mail.    You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

  Internet.    If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instruction on your proxy card.

  Telephone.    If you live in the United States you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

Q:
Can I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce voting results at the annual meeting. We also will publish those results in our quarterly report on Form 10-Q for the first quarter of fiscal 2002.

Q:
Who will count the votes?

A:
Georgeson Shareholder Communications, Inc. will count and tabulate the votes. The shares represented by your proxy will be voted FOR each of the proposals, unless you indicate to the contrary.

Q:
What are the voting procedures?

A:
Directors are elected by a plurality of votes cast. Nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The proposal for the amendment of the Company's Certificate of Incorporation requires the affirmative vote of a majority of the issued and outstanding common stock on the Record Date. The proposal for the election of an independent auditor requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting.

Q:
Is my vote confidential?

A:
Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Pacific Century or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Pacific Century management.

Q:
Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally, and by telephone, the Internet, facsimile, or other means. None of those employees will receive any additional or special compensation for doing that task. We have retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004 to assist in the solicitation of proxies for an estimated fee of $6,500, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:
What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that, by contacting our transfer agent, Continental Stock Transfer & Trust Company (1-800-509-5586).

Q:
May I propose actions for consideration at next year's annual meeting of shareholders or nominate individuals to serve as directors?

A:
Yes. You may submit proposals for consideration at future shareholder meetings, including director nominations.

  Proposals To Be Included In The Proxy Statement and Voted On At The Meeting.    Proposals that shareholders wish to have included in the proxy statement for the 2003 annual meeting of shareholders must be made in accordance with SEC Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 8, 2002 at the address set forth below.

  Proposals To Be Voted On At The Meeting Only.    Under our By-Laws, for a shareholder to bring a proposal before the 2003 annual meeting, Pacific Century must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2002 annual meeting; in other words, no later than February 5, 2002 and no earlier than January 26, 2003. (Please refer to Section 1.12 of Pacific Century's By-Laws.) The proposal also must contain the information required in Pacific Century's By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee proposed in person, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Pacific Century stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement.

  Copy of By-law Provisions.    You may contact the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813, for a copy of the relevant By-Law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Q:
Where can I find out more information about the Company before the annual meeting?

A:
You can find more information about the Company on-line at: www.boh.com.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than 3 nor more than 15 persons. The Board is divided into 3 classes, with the terms of office of one class expiring each year. Nominees for election are described below. Each nominee has consented to serve. All nominees are currently serving on the Company's Board. If a nominee is not a candidate at the time of the annual meeting, then the proxy holders plan to vote for the remaining nominees and other persons as they may determine.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

NOMINEES FOR ELECTION FOR CLASS I TERMS EXPIRING IN 2005

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Peter D. Baldwin; 64; 1991	President of Baldwin Pacific Corporation (livestock maintenance and sales on Maui and orchard farming in California) since 1965; President, Baldwin Pacific Properties, Inc. (real estate development company) since 1988; and Director and Chief Executive Officer of Orchards Hawaii, Inc. (fruit juice marketing) since 1986.	—
Robert A. Huret 56; 2000	General Partner and Managing Member of FTVentures (investment technology fund) since 1998; Senior Consultant, Financial Services Group at Montgomery Securities from 1984-1998.	—
Donald M. Takaki; 60; 1997	Chairman and Chief Executive Officer, Island Movers, Inc. (a transportation service company) since 1964; President, Transportation Concepts, Inc. (a transportation leasing company) since 1988 and General Partner, Don Rich Associates a real estate development company) since 1979.	—

NOMINEE FOR ELECTION FOR CLASS III TERM EXPIRING IN 2004

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held

CLASS II DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2003

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Clinton R. Churchill 58; 2001	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992; Chief Executive Officer of The Estate of James Campbell from 1988-1992	—
David A. Heenan; 62; 1993	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995.	Maui Land & Pineapple Co., Inc.
Michael E. O'Neill; 55; 2000	Chairman and Chief Executive Officer of Pacific Century and the Bank of Hawaii since November 2000; Vice Chairman and Chief Financial Officer, BankAmerica Corporation (banking), from 1995-1999.	—

CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2004

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Mary G.F. Bitterman; 57; 1994	President and Chief Executive Officer, KQED, Inc. (public broadcasting center) since 1993.	—
Martin A. Stein 61; 1999	President, Sonoma Mountain Ventures, LLC, (strategic and technology consulting and venture capital) since October 1998; Vice Chair of BankAmerica Corporation (banking) responsible for Technology, Operations, Payments, and Purchasing from 1990-1998.	—

BENEFICIAL OWNERSHIP

        At the close of business on December 31, 2001, Pacific Century had 73,241,107 shares of its common stock outstanding. As of December 31, 2001, this table shows how much Pacific Century common stock is owned (i) by its directors, nominees, and the Chief Executive Officer and other persons, who at December 31, 2001, were the four most highly compensated executive officers of Pacific Century other than the CEO (the "named executive officers"), and (ii) by one company that is known to us to own beneficially 5% or more of Pacific Century's common stock. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days		Total	Percent of Outstanding Shares as of 12-31-01
Wellington Management Co., LLP 75 State Street Boston, Massachusetts 02109		(1)	-0-			%
Peter D. Baldwin	4,008	(2)(9)	13,000	(7)	17,008	*
Mary G.F. Bitterman	12,993	(2)(3)	13,000	(7)	25,993	*
Clinton R. Churchill	5,238	(2)(8)	8,000	(7)	13,238	*
David A. Heenan	13,610	(2)(6)	13,000	(7)	26,610	*
Robert A. Huret	3,150	(2)	3,000	(7)	6,150	*
Martin A. Stein	600	(2)	6,000	(7)	3,400	*
Stanley S. Takahashi	2,700	(2)(3)	13,000	(7)	15,700	*
Donald M. Takaki	8,033	(2)(10)	12,000	(7)	20,033	*

Michael E. O'Neill	893,430	(5)	2,212,000		3,105,430	4.2%
Richard J. Dahl	209,677	(2)(3)(4)	490,402		700,079	*
Mary P. Carryer	19,298	(2)	168,685		187,983	*
Alton T. Kuioka	99,980	(2)(4)	261,044		361,024	*
Allan R. Landon	11,000	(2)	45,000		56,000	*
Directors, nominees and executive officers as a group (26 persons)	1,388,888		3,789,631		5,178,519	7.00%
*
Each of the directors and named executive officers beneficially owns less than 1% of the outstanding common stock except Mr. O'Neill. Mr. O'Neill directly owns 4.03% of the outstanding shares, and beneficially owns 4.2% of the outstanding shares, if the 152,273 shares owned by the Bank of Hawaii Charitable Foundation mentioned in footnote 5 are included.

Notes to Table on Amount and Nature of Beneficial Ownership

(1)
According to information furnished by it, Wellington Management Company, LLP ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of December 31, 2001, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of                         shares of Pacific Century common stock owned by numerous investment advisory clients, none known to have such interest for more than five percent of the class. As of December 31, 2001, WMC had shared voting power over            shares, and shared dispositive power over            shares.

(2)
Includes 1,200 restricted shares that each of the directors own under the Director Stock Program with the exception of the following directors and named executive officers: Mr. Stein, 600 shares; Mr. Huret, 200 shares; Mr. Dahl, 1,000 shares; Mr. Kuioka, 800 shares; and Ms. Carryer, 400 shares. Mr. Kuioka and Mr. Landon each own 10,000 restricted shares, and Mr. Dahl owns 35,000 restricted shares under the Company's 1994 Stock Option Plan. Mr. O'Neill and Ms. Carryer do not own any restricted shares. Also includes shares that Messrs. Churchill, Heenan, Huret, Takaki and Wo own under the Directors Deferred Compensation Plan. See discussion on page 9 for further information on the Directors Deferred Compensation Plan and Director Stock Program.

(3)
Includes the following shares held individually by family members of the specified officer or director as follows: Ms. Bitterman, 6,331 shares; and Mr. Dahl, 46,912 shares.

(4)
Includes shares held in trust for the following named executive officers under the Pacific Century Profit Sharing Plan who have sole investment power: Mr. Dahl, 7,709 shares; and Mr. Kuioka, 19,994 shares.

(5)
Includes 152,273 shares owned by the Bank of Hawaii Charitable Foundation, of which Mr. O'Neill is President. Mr. O'Neill disclaims beneficial ownership of those shares.

(6)
Includes 420 shares owned by a family partnership and 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president and has sole voting and investment power.

(7)
Includes restricted shares that each director has the right to acquire within 60 days of December 31, 2001 by exercising options under the Director Stock Program described on page 9.

(8)
Includes 500 shares held in pension plan of which Mr. Churchill has sole voting and investment power.

(9)
Includes 2,674 shares held by Baldwin Pacific Corp. of which Mr. Baldwin has sole voting and investment power.

(10)
Includes 2,571 shares held jointly with spouse which are subject to shared voting and investment power.

BOARD COMPENSATION

        Pacific Century's Board of Directors met twelve times during 2001. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2001.

        Directors' fees are paid only to directors who are not employees of the Company or its subsidiaries. Each such director was paid an annual retainer of $16,000, plus $750 for each Board meeting attended. Directors are reimbursed for board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time. The Company does not have a retirement plan for directors not employed by the Company.

        The Board has four standing committees: the Audit Committee, the Human Resources and Compensation Committee (the "Compensation Committee"), the Executive and Strategic Planning Committee (the "Executive Committee"), and the Nominating Committee. Directors not employed by the Company or its subsidiaries serving as members of the Compensation Committee and Executive Committee receive $750 for each meeting attended. The Audit Committee meeting fee is $1,500. The chairs of the Compensation and Committees, and vice chair of the Executive Committee receive an annual retainer of $5,000.

Directors Deferred Compensation Plan

        Pacific Century maintains a Directors Deferred Compensation Plan under which each director may elect to defer all of his or her annual retainer and meeting fees or all of his or her annual retainer. Distribution of the deferred amounts will begin as of the first day of the first month after the participating director ceases to be a director of Pacific Century. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects at the time of deferral. Under the Deferred Plan, deferred amounts are not credited with interest, but they are valued based on corresponding investments in Pacific Capital Funds or Pacific Century Stock, as selected by participants.

Director Stock Program

        Pacific Century maintains a Director Stock Program under which each director of Pacific Century and the Bank, who is not an employee, receives an annual grant of options to acquire restricted stock at a price equal to the fair market value of Pacific Century's stock at the date of grant. The annual grant is an option of 3,000 shares. Under the Director Stock Program, all non-employee directors receive annual grants of 200 restricted shares. Restricted stock issued under the Director Stock Program carries voting and dividend rights but is generally non-transferable during a restriction period that ends upon expiration of a director's last consecutive term, at death, upon disability, upon a change in control, or upon removal from office by shareholders without cause. Restricted stock will be forfeited if a director ceases to serve as a director for any reason that does not cause a lapse of the restriction period.

BOARD COMMITTEES AND MEETINGS

         Audit Committee: 4 Meetings in 2001

Functions			Current Members
•	Information regarding the functions performed by the Committee is set forth in the Report of the Audit Committee and the Audit Committee Charter included in this proxy statement.		Clinton R. Churchill (Chair) Mary G.F. Bitterman Robert A. Huret Donald M. Takaki
Robert W. Wo, Jr.
Compensation Committee: 10 Meetings in 2001
Functions			Current Members

•	Reviews, approves, and reports to the Board of Directors on the compensation arrangements and plans for senior management of Pacific Century and its subsidiaries.		David A. Heenan (Chair) Peter D. Baldwin Mary G.F. Bitterman
•	Reviews and approves goals for incentive compensation plans and stock option plans, and evaluates performance against those goals.	+	Stanley S. Takahashi Barbara J. Tanabe
•	Reviews management development and training programs.
•	Reviews succession planning for senior management
•	Determines the performance objectives of the CEO and evaluates the CEO's performance measured against the performance objective and goals of Pacific Century.
+ Mr. Takahashi has reached the mandatory retirement age of 70 and will retire from the Board effective April 26, 2002.
Executive Committee: 3 Meetings in 2001
Functions			Current Members

•	Has power to act for the Board whenever the Board is not in session and time is of essence.		Michael E. O'Neill (Chair) Mary G.F. Bitterman (Vice Chair)
•	Has the authority to advise the CEO and Board on long-range strategy and monitor the Company's progress.	++	Clinton R. Churchill Richard J. Dahl David A. Heenan
•	Has the authority to review, assess, and make recommendations to the Board on corporate governance.
++ On February 4, 2002, Mr. Dahl announced his intention to leave the Company on March 31, 2002.
Nominating Committee: 2 Meetings in 2001
Functions			Current Members

•	Reviews the qualifications of all Board candidates and recommends candidates for membership on the Board.	+	Mary G.F. Bitterman (Chair) Peter D. Baldwin Clinton R. Churchill David A. Heenan Robert A. Huret Martin A. Stein Stanley S. Takahashi Donald M. Takaki

AUDIT COMMITTEE REPORT

        The Company's Board of Directors has determined that the Audit Committee is composed of five independent directors, in accordance with the New York Stock Exchange's listing standards, and operates under a written charter which has been adopted by the Company's Board of Directors and which is included as Appendix A to this proxy statement.

        The Audit Committee's responsibilities include providing oversight to the Company's financial accounting and reporting, risk management and the internal and external audit functions. In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with management and the independent auditors the matters required to be discussed by SAS 61, Statement on Accounting Standards No. 61 (Communication with Audit Committee), including the quality, not just the acceptability, of the accounting principles. The Company's independent accountants have provided to the Audit Committee their written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee discussed with the independent accountants, that firm's independence. The Audit Committee considered the compatibility of the services covered by the financial information systems design and implementation fees and other fees described on page 23 with the Company's principal accountants' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for year ended December 31, 2001 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.

        Members of the Audit Committee

  Clinton R. Churchill (Chair)
  Mary G.F. Bitterman
  Robert A. Huret
  Donald M. Takaki
  Robert W. Wo, Jr.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, composed entirely of independent directors, sets and administers the policies that govern Pacific Century's executive compensation programs, and various incentive and stock option programs. The Committee reviews compensation levels of members of senior management, evaluates the performance of executive management, and considers executive management succession and related matters. All decisions relating to the compensation of Pacific Century's named executive officers are reviewed with the full Board.

        The policies and underlying philosophy governing Pacific Century's executive compensation program, endorsed by the Committee and the Board of Directors, are designed to accomplish the following:

  •
  Maintain a compensation program that is equitable in a competitive marketplace.

  •
  Provide opportunities that integrate pay with Pacific Century's annual and long-term performance goals.

  •
  Encourage achievement of strategic objectives and creation of shareholder value.

  •
  Recognize and reward individual initiative and achievements.

  •
  Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.

  •
  Allow Pacific Century to compete for, retain, and motivate talented executives critical to Pacific Century's success.

        The Committee seeks to target executive compensation at levels that the Committee believes to be consistent with others in Pacific Century's industry. The executive officers' compensation is weighted toward programs contingent upon Pacific Century's level of annual and long-term performance. In general, for senior management positions of Pacific Century (including Pacific Century's named executive officers) and its subsidiaries, Pacific Century will pay base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Pacific Century's current and projected asset size, and with similar products and markets. Goals for specific components include:

  •
  Base salaries for executives generally are targeted at the 50th percentile.

  •
  The one-year incentive plan will provide above 50th percentile awards if annual goals are exceeded.

        Pacific Century retains the services of nationally recognized consulting firms to assist the Committee in performing its various duties. Those firms advise the Committee on compensation programs for the named executive officers and senior management of Pacific Century and its subsidiaries. Pacific Century also obtains extensive compensation studies every 2-3 years. The most recent compensation study focusing on executive offices was conducted in 2001; the results were presented along with the consulting firm's review of Pacific Century's programs for senior management.

        The study provided an external competitive analysis of compensation for incumbents in the Company's Managing Committee, which includes the named executive officers, and senior management, using a comparator group of 21 banking and diversified financial organizations. These corporations were viewed as representative of Pacific Century's talent competitors, and generally comparable in terms of overall size, business mix, and geographic scope. Many of the banking organizations in this group also are part of the S&P Major Regional Bank index used in the performance graph. For the 2001 study, the consultant provided base salary levels effective April 1, 2001, and other pay data from the peer companies to derive market-based compensation levels that were appropriate for Pacific Century's executive positions

        In addition to the survey performed every two years, Pacific Century participates in a series of annual compensation practice reviews conducted by nationally recognized compensation consultants. In 2001, those reviews provided compensation data for professional and managerial positions at nationwide banks with an asset size of $15 billion and higher, West Coast banks $1 billion and higher in assets, and a customized cluster that included banks with asset size ranging from $4 billion to over $40 billion. Many of the banking organizations used for comparative purposes in the 2001 compensation survey are part of the S&P Major Regional Bank Index. Based on that data and the results of Pacific Century's 2001 survey, Pacific Century believes, after taking into account the compensation discussed below, that salary and total cash compensation of its named executive officers generally corresponds to the 50th percentile of cash compensation opportunities provided by comparable banks and financial services companies.

2001 Compensation Elements

        Compensation earned by named executive officers in 2001, as reflected in the Summary Compensation Table on page 17, consisted of the following elements: base salary, profit sharing and money purchase pension plans, stock options and restricted stock grants, and one-year incentive plan cash award for 2001 payable to Mr. Kuioka, and Mr. Landon. In addition, as indicated in the Summary Compensation Table and the Stock Option/SAR Grants in Last Fiscal Year Table on page 18, in 2001 the Committee awarded stock options and restricted stock under Pacific Century's Option Plan.

Base Salaries

        Base salaries for named executive officers are determined by evaluating: the responsibilities of the positions held, the experience of the individual, the competitive marketplace, and (iv) the individual's performance of his or her responsibilities.

        The greatest emphasis is on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. Also taken into account are key differences in responsibilities between the executives of Pacific Century and of other banks, and the overall economic environment. No specific weighting is given to the foregoing factors.

        The Committee increased the base salaries of Mr. Dahl, Ms. Carryer, Mr. Kuioka, and Mr. Landon for 2001 in consideration of a number of factors. Mr. Dahl had not received an increase in salary since 1998 as the Committee had deferred its determination of any salary increase until it could assess the success of a number of the Company's key initiatives. In 2001, the Committee granted Mr. Dahl a salary increase in recognition of the successful completion of the sale of Pacific Century Bank, N.A. and a redesign program which significantly reduced the Company's costs. Ms. Carryer received a salary increase in 2001 in recognition of her achievements in selling the Bank of Hawaii's credit card portfolio, and her accomplishments in addressing technology issues in 2000. Mr. Kuioka received a salary increase in 2001 in recognition of his efforts in managing the Company's credit challenges and reducing the risk in the credit portfolio during 2000. Mr. Landon received a salary increase in 2001 in recognition of his assumption of additional responsibilities and appointment as Chief Financial Officer in 2001.

Stock Ownership Guidelines

        The Committee believes that it is important for executive management to support an ownership culture for the Company's employees and shareholders and in 2001, implemented stock ownership guidelines which require the named executive officers to own a minimum amount of the Company's stock within 3 years. The Chairman and CEO is required to own at least 5 times his salary and the other named executive officers are required to own at least 2.5 times their salary.

Incentive Plans

        One-Year Plan.    The objectives of the Pacific Century One-Year Incentive Plan (the "One-Year Plan") are to optimize profitability and growth of the Company, provide an incentive for excellence in individual performance, and promote teamwork among participants.

        At the Committee's discretion, each participant is granted a contingent award expressed as dollars or a percentage of salary for the fiscal year and contingent on both individual and corporate performance criteria. At the end of the fiscal year, the Committee assesses the performance and makes a determination of the final award amount that may be greater or smaller than the contingent award.

        To qualify certain awards as performance-based compensation exempt from the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), a contingent award to a named executive officer is limited to a percentage of an incentive pool determined for the fiscal year (the "incentive pool percentage"). The incentive pool is expressed as a percentage of the Company's net income for the fiscal year, and the total of the contingent awards for named executive officers for a fiscal year may not exceed 100% of the incentive pool. After assessing the satisfaction of the applicable performance criteria for the fiscal year, the final award amount for a named executive officer may be lesser, but not greater, than the officer's stated incentive pool percentage. The incentive pool percentages do not constitute "targets", but instead constitute the stated upper limit on final award amounts to give the Committee flexibility in determining final awards in compliance with the performance-based exemption under Section 162(m). In addition, as an overriding limitation, the maximum aggregate payout for contingent awards granted in any one fiscal year to any one participant is $2,000,000.

        For grants made in 2001, the Committee determined the incentive pool to consist of 3% of the Company's 2001 net income before tax. The 2001 incentive pool percentages as a maximum limitation on each named executive officer's final award was set at 7%. The actual payout amounts for 2001 under the One-Year Plan are set forth in the Summary Compensation Table on page 17. Mr. O'Neill, Mr. Dahl and Ms. Carryer do not participate in the One-Year Plan. Ms. Carryer resigned from the Company December 31, 2001. Mr Dahl announced his intention to leave the Company effective March 31, 2002.

        Long-Term Plan.    The Company made no contingent awards under its Long Term Incentive Compensation Plan (the "Long Term Plan") and retired that Plan in 2001. The Committee believes that equity based incentives, such as restricted stock grants and awards of stock options to named executive officers, will better align compensation with shareholder value, and will incent performance to optimize total shareholder return over an extended period.

Stock Option Plan

        The Committee considers stock option and in 2001, restricted stock grants under the Stock Option Plan of 1994, as amended (the "Stock Option Plan") for employees of Pacific Century and its subsidiaries. Awards of restricted stock grants were made in 2001 to substantially all employees to better align their interests with shareholders. The Committee does not intend to make similar broad based grants in the future. Awards are granted by the Committee to those employees whose management responsibilities place them in a position to make substantial contributions to the financial success of Pacific Century. Directors who are not employees may not participate in the Option Plan. The Committee, which administers the Plan, determines whether the options are incentive stock options or nonqualified stock options. Stock options ordinarily are granted with an exercise price equal to the market price of Pacific Century's common stock on the date of grant.

        The Committee believes stock options and restricted stock provide a strong incentive to increase shareholder value, because these awards have value only if the stock price increases over time. The Committee believes such equity awards to its named executive officers and other employees help to align the interests of management with those of shareholders and to focus the attention of management on the long-term success of Pacific Century.

        The size of the stock option or restricted stock awards is based primarily on the individual's responsibilities and position. Individual awards are also affected by the Committee's subjective evaluation of other factors it deems appropriate, such as assumption of additional responsibilities, competitive factors, and achievements that in the Committee's view are not fully reflected by other compensation elements.

The Committee's decisions concerning individual grants generally are not affected by the number of options previously exercised, or the number of unexercised options held.

        In 2001, the Committee granted a total of 1,749,250 options to 526 employees. Of these, 125,000 options each was granted to Mr. Kuioka and Mr. Landon in March 2001, all of which vest equally over a three year period, beginning on the first anniversary date of the grant. Additional information regarding the stock options to the named executive officers is provided in Stock Option/SAR Grants In The Last Fiscal Year Table described on page 18. The amounts of individual awards to executive officers in 2001 were based on their individual positions and responsibilities, and the other factors discussed above.

        In 2001, the Committee granted a total of 778,300 shares of restricted stock to 3,217 individuals. Of these, 10,000 restricted share grants each we made in March 2001 to Mr. Kuioka and Mr. Landon; in June 2001, 35,000 restricted shares were granted to Mr. Dahl. The grants to Messrs. Kuioka, Landon and Dahl are further described in the Summary Compensation Table on page 17. Mr. Dahl's restricted stock vest in accordance with his Agreement with the Company discussed on page 16. The other restricted shares vest on the fifth anniversary of the date of grant, or 50% on the second anniversary of the date of grant if the Company's stock reaches a target price over 30 consecutive trading days of $25.00, another 25% if a $28.00 target price is met, and an additional 25% if a $31.00 target price is met. In April 2001, a one time broad based grant of 403,600 shares of restricted stock were granted to 3,188 employees, all of which vest on the third anniversary of the date of grant.

CEO Compensation

        In determining Mr. O'Neill's annual compensation as Chief Executive Officer ("CEO"), the Committee has sought to provide levels that are competitive among comparable banks and financial services corporations as described on pages 12-15. The Committee's objectives with regard to Mr. O'Neill's compensation are to attract, motivate and retain a CEO with the experience and capabilities needed to maximize shareholder value, provide outstanding leadership to employees, and deliver products and services to its customers. Mr. O'Neill's compensation reflects the Committee's continuing strategy of balancing short-and long-term incentives in structuring executive officer compensation and aligning the interest of the CEO with those of shareholders.

        Mr. O'Neill serves as Chairman and CEO of the Company pursuant to a written employment agreement effective as of November 3, 2000. The agreement includes a base salary of $900,000, subject to annual review, and a bonus of $600,000 paid on November 3, 2001. Mr. O'Neill has elected to waive his base salary and any bonus for 2002. Mr. O'Neill participates in the Company's Profit Sharing and Money Purchase Plans and basic life and long term disability programs generally applicable to similarly situated executives of the Company. Mr. O'Neill does not participate in the Company's One-Year Incentive Plan and did not receive any restricted stock grants or stock options in 2001. Mr. O'Neill received a reimbursement on an after-tax basis for relocation expenses, which are described on page 17 in the Summary Compensation Table. Mr. O'Neill does not participate in the Company's Key Executive Severance Plan which provides severance benefits following a change in control. This Plan is described on pages 20-21. Similar to other employees, Mr. O'Neill's stock options become immediately exercisable upon a change in control of the Company as provided for in the Stock Option Plan.

Agreement with Mr. Dahl

        On December 18, 2001, the Company entered into a written Agreement with Mr. Dahl providing for the terms of his separation from the Company, effective March 31, 2002. Under the terms of this Agreement, Mr. Dahl will be entitled to certain incentive compensation subject to meeting the terms and conditions of the Agreement, a copy of which is included in the Company's annual report on Form 10-K which is being provided to shareholders with the mailing of this proxy statement. Under the Agreement, Mr. Dahl's incentive compensation is subject to the completion of the disposition of certain of the

Company's operations in the South Pacific, Asia and California and is subject to, and based on an assessment of the final proceeds of the divestures, net of expenses and final audits and accounting to be determined later this year.

Revenue Reconciliation Act of 1993

        In general, Pacific Century intends to maintain deductibility for all compensation paid to covered employees, and it will comply with the required terms of the specified exemptions under Section 162(m) of the Code as enacted by the Revenue Reconciliation Act of 1993, except where that compliance unduly would interfere with the goals of Pacific Century's executive compensation program or the loss of deductibility would not be materially adverse to Pacific Century's overall financial position.

Members of the Compensation Committee

David A. Heenan, Chair Peter D. Baldwin Mary G. F. Bitterman Barbara J. Tanabe
+	Stanley S. Takahashi
+	Mr. Takahashi has reached the mandatory retirement age of 70 and will retire from the Board effective April 26, 2002.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee during fiscal year 2001 served as an officer, former officer, or employee of Pacific Century or any of its subsidiaries, or had a relationship discloseable under "Certain Transactions with Management and Others". Further, during fiscal year 2001, no executive officer of Pacific Century served as:

  •
  A member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or on our Compensation Committee; or

  •
  A director of any other entity, one of whose executive officers served on our Compensation Committee.

Executive Compensation

        The following table shows for the fiscal years ending December 31, 2001, 2000, and 1999, information on compensation Pacific Century paid its named executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation					Awards	Payouts
					Other Annual Compensation ($)(3)	Restricted Stock Award(s) (#)(4)	Securities Underlying Options/SARS (#)(5)	Long-Term Incentive Payouts ($)(6)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)						All Other Compensation ($)(7)
Michael E. O'Neill Chairman of the Board and Chief Executive Officer	2001 2000	900,000 143,654	600,000 0		887,053 88,931	0 0	0 2,212,000	0 0	0 0
Richard J. Dahl President	2001 2000 1999	581,250 525,000 525,000	0 0 0		— — —	35,000 200 200	0 55,000 35,000	0 0 0	$42,777 66,730
Mary P. Carryer Vice Chair	2001 2000 1999	364,585 350,000 325,000	0 200,000 250,000		— — —	0 200 200	0 50,000 35,000	0 0 0	240,585 48,281 46,568
Alton T. Kuioka Vice Chairman	2001 2000 1999	364,585 350,000 325,000	$175,000 225,000		— — —	10,000 200 200	125,0000 30,000 35,000	0 0 0	$46,447 46,658
Allan R. Landon Vice Chairman and Chief Financial Officer	2001 2000	313,334 187,506	75,000 110,000	##	0 79,991	10,000 0	125,000 45,000	0 0	$0

(1)
Mr. O'Neill has been Chairman of the Board and Chief Executive Officer since November 3, 2000. Mr. Dahl announced his intention to leave the Company effective March 31, 2002, having served as President since August 1, 1994 and Chief Operating Officer from August 1995 to April 2001. Mr. Kuioka, age 58, has been Executive Vice President since October 26, 1994, and Vice Chair since April 1997. Ms. Carryer, age 54, resigned from the Company effective December 31, 2001, having served as Vice Chair since November 1, 1997. Mr. Landon joined the Company in April 2000, serving as Executive Vice President and Director of Risk Management until his appointment to Vice Chair and Chief Financial Officer in January 2001.

(2)
In 2001, Mr. Kuioka and Mr. Landon received a cash award under the Company's One-Year Plan. In 1999 and 2000, Ms. Carryer, Mr. Kuioka, and Mr. Landon (2000 only) received a cash award, under the Company's One-Year Plan. The Company's incentive plan is described on page 14. In 2000, Ms. Carryer also received a bonus of $25,000 for her accomplishments in successfully addressing the Company's Y2K issues. In 2000, Mr. Landon received a $25,000 bonus as consideration for joining the Company and in 2001, he received a $75,000 bonus in recognition of his accomplishments in overseeing and enhancing the Company's risk management programs.

(3)
With the exception of Mr. O'Neill and Mr. Landon, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named executive officer for any year reported. In 2000 and 2001, Mr. O'Neill and Mr. Landon (2000 only) received reimbursement for relocation expenses incurred in those years in moving to Honolulu. Mr. O'Neill's 2001 relocation expenses include the reimbursement of brokerage commission paid on the sale of his California residence.

(4)
In March 2001, Mr. Kuioka and Mr. Landon each received 10,000 restricted shares and in June 2001, Mr. Dahl received 35,000 restricted shares under the Company's Stock Option Plan. The fair market value on the dates of each of the March and June 2001 grants was $18.80 and $25.24 per share, respectively. In 2000 and 1999, Messrs. Dahl and Kuioka and Ms. Carryer each received 200 restricted shares under the Director Stock Program. The fair market value on the date of each of the 2000 and 1999 grants was $20.50 and $18.69 per share, respectively. Dividends are paid on the restricted stock. The restricted stock grants, including the timing of the expiration of the restrictions, are further described on pages 14-15.

(5)
Under the Pacific Century Stock Option Plan of 1994, each stock option was in tandem with a stock appreciation right ("SAR"), with the exception of the stock option awards to Mr. O'Neill and Mr. Landon. All stock option awards were granted with an exercise price equal to the fair market value of Pacific Century's common stock on the date of grant.

(6)
There were no amounts awarded under the Pacific Century Long Term Plan for the incentive periods of 1997-1999, 1998-2000, or 1999-2001. The Long Term Plan was discontinued in 2001.

(7)
This column includes the following allocations under the Pacific Century Profit Sharing Plan, the Pacific Century Profit Sharing Excess, the Pacific Century Money Purchase Plan, and the Pacific Century Excess Money Purchase Plan. Mr. O'Neill does not participate in these plans. This column also includes payments received by Ms. Carryer in connection with her departure from the Company which includes $30,585 in payment for accumulated vacation and a $210,000 bonus.

	401(k) Profit-Sharing Plan Matching Allocation	401(k) Profit Sharing Plan Formula Allocation	Excess Profit Sharing Plan Allocation	Money Purchase Plan Allocation	Excess Money Purchase Plan Allocation
Michael E. O'Neill	-0-	-0-	-0-	-0-	-0-
Richard J. Dahl
Mary P. Carryer
Alton T. Kuioka
Allan R. Landon

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options/SARs Granted(#)		% of Total Options/SARs Granted to Employees in Fiscal Year
						Potential Realizable Value(1)
Name				Exercise or Base Price $/Share	Expiration Date
						5%	10%
Michael E. O'Neill	0		0	—	—	—	—
Richard J. Dahl	0		—	—	—	—	—
Mary P. Carryer	0		—	—	—	—	—
Alton T. Kuioka	125,000	(2)	7.15%/0	$18.80	03/22/2011	$1,477,962	$3,754,295
Allan R. Landon	125,000	(2)	7.15%/0	$18.80	03/22/2011	$1,477,962	$3,754,295

(1)
The Potential Realizable Values were determined using the 2001 year-end stock price of $25.89 and an option term of ten years.
(2)
Stock options become exercisable one year from the date of grant and remain exercisable for a nine-year period. The exercise price of the stock options is the fair market value of Pacific Century's common stock on date of grant. All such options would become immediately exercisable upon a change in control of Pacific Century. Mr. Kuioka and Mr. Landon's options were not granted in tandem with SAR's.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table shows the stock options and SARs exercised by the named executive officers during fiscal 2001, and the number and total value of unexercised in-the-money options and SARs as of December 31, 2001.

			Number of Securities Underlying Unexercised Option/SARs at Fiscal Year-End(#)
					Value of Unexercised, In-the-Money Options/SARs at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. O'Neill	0	0	737,334	1,474,666	9,089,485	18,178,945
Richard J. Dahl	52,098	460,530	490,402	0	550,466	3,584,632
Mary P. Carryer	47,890	154,021	168,685	0	1,206,899	0
Alton T. Kuioka	6,894	69,359	261,044	125,000	1,971,356	886,250
Allan R. Landon	0	0	45,000	125,000	424,738	886,250

(1)
Includes exercise of SARs.
(2)
The fair market value of Pacific Century's common stock at 2001 year-end was $25.89.

PENSION PLAN TABLE

	Estimated Maximum Annual Retirement Benefit Based Upon Years of Service
Average Annual Salary in Consecutive 5 Highest Paid Years
	15	20	25	30	35*
$75,000	$20,254	$27,005	$33,756	$40,507	$47,258
100,000	27,754	37,005	46,256	55,507	64,758
125,000	35,254	47,005	58,756	70,507	82,258
150,000	42,754	57,005	71,256	85,507	99,758
200,000	57,754	77,005	96,256	115,507	134,758
250,000	72,754	97,005	121,256	145,507	169,758
300,000	87,754	117,005	146,256	175,507	204,758
350,000	102,754	137,005	171,256	205,507	239,758
400,000	117,754	157,005	196,256	235,507	274,758
450,000	132,754	177,005	221,256	265,507	309,758
500,000	147,754	197,005	246,256	295,507	344,758
550,000	162,754	217,005	271,256	325,507	379,758
600,000	177,754	237,005	296,256	355,507	414,758
650,000	192,754	257,005	321,256	385,507	449,758
700,000	207,754	277,005	346,256	415,507	484,758
750,000	222,754	297,005	371,256	445,507	519,758

* Applies only to individuals hired before November 1, 1969.

Retirement Plan

        The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary bonuses). The normal retirement benefit in the above table assumes payment in the form of a single life annuity commencing at age 65 and not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit that can be paid under the Retirement Plan. If at retirement the annual benefit of any participant should exceed this limit, the excess amount will be paid to the participant out of general assets from the Pacific Century Excess Benefit Plan, an unfunded excess benefit plan designed for this purpose, at the time the participant receives a distribution on his Retirement Plan benefits.

        The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants, including Mr. Kuioka, were increased in proportion to the increase in the participant's average annual salary. The credited years of service and compensation covered by the plan as of the 1995 freeze date are as follows: Mr. Dahl, 13 years and $375,000; and Mr. Kuioka, 26 years and $226,257.

        As of December 31, 2000, the benefits under the Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. From the 1995 freeze date through 2000, the retirement benefit determined under the table for Mr. Kuioka was increased by 8.54% due to an increase in his average annual salary. The frozen retirement monthly annuity amounts for Messrs. Dahl and Kuioka are approximately $6,289 and $13,096, respectively. Mr. O'Neill, Ms. Carryer, and Mr. Landon are not participants in the Retirement Plan.

Change-In-Control Arrangements

        Pacific Century's Key Executive Severance Plan (the "Severance Plan") provides participants, following a change in control of Pacific Century, with severance benefits under circumstances and in amounts set forth in the Severance Plan and in individual severance agreements with each participant. All of the currently employed named executive officers, with the exception of Mr. O'Neill, participate in the Severance Plan. Each of the severance agreements with these named executive officers provides that a "change in control" will be deemed to have occurred if any person or group becomes the beneficial owner of 25% or more of the total number of voting securities of Pacific Century, or the persons who were directors of Pacific Century before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of Pacific Century or any successor to Pacific Century.

        Severance benefits are payable if their employment is terminated voluntarily or involuntarily within two years of a change in control. Key features include:

  •
  The payment of a lump sum amount equal to three years of compensation, consisting of salary, bonuses, and certain other incentive compensation, calculated by applying a multiplier of three to the highest salary, bonus, and incentive compensation amounts paid in the preceding three years.

  •
  Special supplemental retirement payments equal to the retirement benefits the participant would have received had his or her employment continued for three years following his or her termination of employment (or until his or her normal retirement date, if earlier).

  •
  The continuation of all other benefits he or she would have received had employment continued for three years following the termination of employment (or until his or her normal retirement date, if earlier), such as medical and group life insurance.

  •
  The lump sum payment would also include a payment equal to any difference between the actual payout under the One-Year Incentive Plan for the year of termination and the maximum amount that would be payable if employment continued to the end of the period and all performance goals were achieved.

  •
  The agreements provide that amounts payable will be grossed up for the amount necessary to pay any golden parachute excise tax due.

        Stock options and SARs held by named executive officers will become immediately exercisable upon a change in control. See notes to the table entitled Stock Option/SAR Grants In Last Fiscal Year on page 18. A change in control also will cause the lapse of restrictions on restricted stock issued under the Director Stock Program and Stock Option Plan. The incentive period for the One-Year Incentive Plan will end, and awards will be paid upon a dissolution, liquidation, or change in control (as defined under the Severance Plan) of Pacific Century. In those circumstances, payments will be calculated by multiplying contingent awards by 2.0 and by adjusting awards in proportion to the number of months of the original incentive period that elapsed before the triggering event.

Performance Graph

        The following graph shows the cumulative total return for Pacific Century common stock compared to the cumulative total returns for the S&P 500 Index and the S&P Major Regional Bank Index. The graph assumes that $100 was invested on December 31, 1996 in Pacific Century's stock, the S&P 500 Index and the S&P Major Regional Bank Index. The cumulative total return on each investment is as of December 31 of each of the subsequent five years and assumes reinvested dividends.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1996 with dividends reinvested

	Dec-96	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01
Pacific Century Financial Corporation	$100	$121	$123	$97	$96	$146
S&P 500®	$123	$164	$211	$255	$232	$166
S&P® Banks (Major Regional) Index	$100	$150	$166	$143	$190	$177

Certain Transactions with Management and Others

        Certain transactions involving loans, deposits and certificates of deposit, and money market instruments, and certain other banking transactions occurred during fiscal year 2001 between the Company's banking subsidiary, the Bank of Hawaii, and it's subsidiaries on the one hand, and one or more of the Company's directors, nominees for director and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or substantial beneficiary, on the other hand. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        During fiscal year 2001, certain of the Company's executive officers nominees for director and directors, and certain of their related persons and entities as described above, incurred indebtedness to Pacific Century Investment Services, Inc., an indirect subsidiary of the Company, on margin loans against securities accounts. All such margin discounts were made in the ordinary course of business on substantially the same terms, including interest rates and collateral that prevailed at the time for comparable transactions with other persons that did not involve more than the normal risk of collectibility or present other unfavorable features.

        The Company paid Sonoma Mountain Ventures, LLC, a company in which Mr. Stein is the CEO and President, $94,531 in 2001 for consulting services related to the analysis of existing management information systems ("MIS") policies and practices and development of a strategy to improve the efficiency and overall quality of the Company's technology and MIS.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require Pacific Century to disclose late filings of reports of ownership (and changes in stock ownership) of Pacific Century common stock by its directors and certain officers. To Pacific Century's knowledge, based on review of the copies of such reports received by Pacific Century and the written representations of its directors and officers, Pacific Century believes that all of its directors and officers complied timely with those filing requirements for 2001, with the exception of a purchase of 150 shares of stock by Mr. O'Neill in December 2000, which was reported in May, 2001.

PROPOSAL 2: TO APPROVE AN AMENDMENT
TO ARTICLE I OF THE COMPANY'S
CERTIFICATE OF INCORPORATION

        Pacific Century's Board of Directors has adopted, subject to shareholder approval, and recommends that shareholders approve an amendment to Article I of the Company's Certificate of Incorporation to change the name of the Company to "Bank of Hawaii Corporation." The new name will more clearly reflect the Company's strategic plan announced by Chairman and CEO Michael E. O'Neill on April 23, 2001, to largely divest its holding in Pacific Rim regions and California and to focus on building the Company's strength in the Hawaii market. The Company's new name is intended to build upon the brand recognition of its major subsidiary, Bank of Hawaii, in providing financial services.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

PROPOSAL 3: ELECTION OF AN
INDEPENDENT AUDITOR

        The Board of Directors, on recommendation of the Audit Committee, recommends the reelection of Ernst & Young, LLP as Pacific Century's independent auditor for 2002. Ernst & Young, LLP has been

Pacific Century's independent auditor since its incorporation in 1971, and also serves as independent auditor for Bank of Hawaii. We expect representatives of Ernst & Young LLP to attend the annual meeting. Ernst & Young LLP have indicated that they will have no statement to make but will be available to respond to questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the Company's financial statements included in the quarterly reports on Form 10-Q for fiscal year 2001 were $897,000.

Financial Information Systems
Design and Implementation Fees

        The aggregate fees billed for directly or indirectly operating, or supervising the operation of, the Company's information system, managing the Company's local area network, and designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements, for fiscal year 2001, were $-0-.

All Other Fees

        The aggregate fees billed for other services for fiscal year 2001 were $1,311,000. This includes audit related services of $571,000 and nonaudit services of $ 740,000. Audit related services generally include fees for statutory and pension audits, internal audit and credit review augmentation, accounting consultations, and SEC registration statements. Non audit services generally include fees for tax related services.

OTHER BUSINESS

        The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or adjournment or postponement of the meeting.

Appendix A

Pacific Century Financial Corporation
Audit Committee Charter

Statement of Policy

        The audit committee (Committee) will provide assistance to the board of directors (Board) in fulfilling their oversight responsibility to the shareholders of Pacific Century Financial Corporation (PCFC). The Committee will provide oversight to the quality and integrity of regulatory and financial accounting and reporting, credit risk management, the internal and external audit functions and the independent audit of PCFC's annual financial statement. In doing so, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, internal auditors and management of PCFC. In discharging its oversight role, the Committee shall be empowered to conduct or authorize investigations into any matter within the scope of its responsibilities. The Committee may employ an independent accountant, outside counsel or other experts as deemed appropriate and shall have full access to all records, facilities or personnel of PCFC.

Organization

        The audit committee shall be appointed by the Board and shall be comprised of at least three members, each of whom will have no relationship to PCFC that may interfere with the exercise of their independence from management and PCFC. The Committee shall be or must become financially literate within a reasonable period of time following appointment. At least one member of the Committee must have accounting or related financial management expertise. The Committee will meet at least quarterly.

Responsibilities

1.
The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of PCFC's shareholders. The Committee shall discuss the auditor's independence from management and PCFC and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board the selection of PCFC's independent auditors, subject to the shareholder's approval.

2.
The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits and credit review examinations including the adequacy of staffing. Also, the Committee will discuss with management, the internal auditors and independent auditors the adequacy and effectiveness of the accounting and financial controls, including PCFC's processes to monitor and manage business risk, and relevant compliance programs. The Committee will meet separately with the internal auditors and the independent auditors, with and without the presence of management, to discuss the results of their examinations.

3.
The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the PCFC's Quarterly Report on Form 10-Q. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.
The Committee shall review with management and the independent auditors the financial statement to be included in the PCFC's Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5.
The Committee will review this charter annually and any revisions adopted by the Committee will be subject to approval by the Board.

[PACIFIC CENTURY LOGO]

Notice of the Annual Meeting of Shareholders
April 26, 2002

        Shareholders of record of Pacific Century common stock at the close of business on February 26, 2002 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

By Order of the Board of Directors
/s/ CORI C.WESTON

CORI C.WESTON
Senior Vice President and Secretary
Pacific Century Financial Corporation

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON
APRIL 26, 2002

P R O X Y	The undersigned hereby constitutes and appoints CLINTON R. CHURCHILL, MARTIN A. STEIN, and MARY G.F.BITTERMAN, and each of them, the proxy of the undersigned, with full powers of substitution, to vote all common stock of Pacific Century Financial Corporation, that the undersigned may be entitled to vote at the annual meeting of shareholders of Pacific Century Financial Corporation to be held on April 26, 2002, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED,THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE MEETING OR ANY ADJOURNMENT THEREOF.

INSTRUCTIONS FOR VOTING YOUR PROXY

Pacific Century Financial Corporation is offering shareholders of record three alternative ways of voting your proxies:
• By Telephone (using a touch-tone telephone) • Through the Internet (using a browser) • By Mail (traditional method)

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING—Available only until 5:00 p.m. Eastern time on Thursday, April 25, 2002.

•
This method of voting is available for residents of the U.S. and Canada.

•
On a touch tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week.

•
You will be asked to enter ONLY the CONTROL NUMBER shown below.

•
Have your proxy card ready, then follow the simple instructions.

•
Your vote will be confirmed and cast as you directed.

INTERNET VOTING—Available only until 5:00 p.m. Eastern time on Thursday, April 25, 2002.

•
Visit our internet voting Website at http//:proxy.georgeson.com

•
Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.

•
You will incur only your usual internet charges.

VOTING BY MAIL

•
Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

•
If you are voting by telephone or the internet, please do not mail your proxy card.

COMPANY NUMBER                CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

/x/	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL OF THE FOLLOWING PROPOSALS:

		FOR ALL NOMINEES LISTED at left.	WITHHOLD AUTHORITY generally.	FOR ALL NOMINEES EXCEPT as listed below.			FOR	AGAINST	ABSTAIN
1.	Elect the following directors: Three Class I Directors for terms expiring in 2005 Nominees: Peter D. Baldwin Robert A. Huret Donald M. Takaki	//	//	//	2.	Approve an Amendment to Article 1 of the Company's Certificate of Incorporation to Change the Name	//	//	//
							FOR	AGAINST	ABSTAIN
	Class III Director for term expiring in 2004 Nominee: Robert W. Wo, Jr.				3.	Elect Ernst & Young LLP as Auditor.	//	//	//
	(To withhold authority for any particular nominee write his name on the line below.)

DATE:	, 2002

SIGNATURE
SIGNATURE (JOINT OWNERS)
Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, both owners must sign.

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held April 26, 2002
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS BOARD OF DIRECTORS
NOMINEES FOR ELECTION FOR CLASS I TERMS EXPIRING IN 2005
NOMINEE FOR ELECTION FOR CLASS III TERM EXPIRING IN 2004
CLASS II DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2003
CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2004
BENEFICIAL OWNERSHIP
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
BOARD COMPENSATION
BOARD COMMITTEES AND MEETINGS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION PLAN TABLE
CUMULATIVE TOTAL RETURN Based upon an initial investment of $100 on December 31, 1996 with dividends reinvested
PROPOSAL 2: TO APPROVE AN AMENDMENT TO ARTICLE I OF THE COMPANY'S CERTIFICATE OF INCORPORATION
PROPOSAL 3: ELECTION OF AN INDEPENDENT AUDITOR
OTHER BUSINESS
Appendix A